As filed with the Securities and Exchange Commission on August 11, 2008

Registration No. 333-_______

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE

SECURITIES ACT OF 1933

ADVANCED MEDICAL OPTICS, INC.

(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	33-0986820 (I.R.S. Employer Identification No.)

1700 E. St. Andrew Place

Santa Ana, California 92705

(714) 247-8200

(Address of principal executive offices, including zip code, and telephone number)

ADVANCED MEDICAL OPTICS, INC. 401(K) PLAN

ADVANCED MEDICAL OPTICS, INC. EXECUTIVE DEFERRED COMPENSATION PLAN

(Full title of the plans)

James V. Mazzo

Chairman and Chief Executive Officer

Advanced Medical Optics, Inc.

1700 E. St. Andrew Place

Santa Ana, California 92705

(714) 247-8200

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.01 per share (including the associated Rights to purchase Series A Junior Participating Preferred Stock)(1)	2,600,000(2)(3)	$ 19.30(4)	$ 50,180,000(4)	$1,972.07
Deferred Compensation Obligations	$6,000,000(5)	100%	$6,000,000	$235.80

(1)	Rights to purchase Series A junior participating preferred stock of the registrant are attached to all shares of the registrant’s common stock in accordance with the Rights Agreement, dated June 24, 2002, by and between the registrant and Mellon Investor Services, LLC, as rights agent. The rights are not exercisable until the occurrence of events specified in the Rights Agreement, are evidenced by the certificates for the common stock, and are transferable solely with the common stock. The value attributable to the rights, if any, is reflected in the value of the common stock.
(2)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this Registration Statement shall also automatically cover any additional shares of common stock, par value $0.01 per share, that become issuable under the plan being registered pursuant to this Registration Statement by reason of any stock dividend, stock split or other similar transaction.
(3)	The registrant has previously registered an aggregate of 1,400,000 shares of common stock for issuance under the Advanced Medical Optics, Inc. 401(k) Plan on Form S-8 (Registration Nos. 333-90950 and 333-109058). This Form S-8 Registration Statement is filed to register an additional 2,600,000 shares of common stock. In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Advanced Medical Optics, Inc. 401(k) Plan described herein.
(4)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, as amended, and is based on the average of the high and low sales price of the Common Stock of Advanced Medical Optics, Inc. as reported on the New York Stock Exchange on August 6, 2008.
(5)	The registrant has previously registered an aggregate of $3,000,000 in Deferred Compensation Obligations of the Company pursuant to the Advanced Medical Optics, Inc. Executive Deferred Compensation Plan, reflecting unsecured obligations of the Company to pay, in the future, deferred compensation in accordance with the terms of such plan (Registration No. 333-90950). This Form S-8 Registration Statement is filed to register an additional $6,000,000 in Deferred Compensation Obligations under such plan.

ADVANCED MEDICAL OPTICS, INC.

REGISTRATION STATEMENT ON FORM S-8

STATEMENT UNDER GENERAL INSTRUCTION E – REGISTRATION OF ADDITIONAL

SECURITIES AND DEFERRED COMPENSATION OBLIGATIONS

This Registration Statement on Form S-8 is filed by Advanced Medical Optics, Inc., a Delaware corporation (the “Company”), and relates to the registration of an additional 2,600,000 shares of the Company’s Common Stock, par value $.01 per share (the “Common Stock”), that may be deemed to be issued by the Company under the Advanced Medical Optics, Inc. 401(k) Plan pursuant to employee allocations in the Company stock fund under such 401(k) Plan, as well as an additional $6,000,000 Deferred Compensation Obligations of the Company pursuant to the Advanced Medical Optics, Inc. Executive Deferred Compensation Plan, reflecting unsecured obligations of the Company to pay, in the future, deferred compensation in accordance with the terms of such plan. This Registration Statement consists of only those items required by General Instruction E to Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

The contents of the Registration Statements on Form S-8 (Registration Nos. 333-90950 and 333-109058) filed with the Securities and Exchange Commission (the “SEC”) on June 21, 2002 and September 23, 2003, respectively, are incorporated herein by reference and made a part hereof.

All documents subsequently filed, but not furnished, by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all of the securities offered hereby have been sold or that deregisters all of such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents. For purposes of this Registration Statement, any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such statement in such document. Any statement so modified or superseded shall not be deemed except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

A list of the exhibits included as part of this Registration Statement is set forth on the Exhibit Index and is hereby incorporated by reference thereto.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Ana, State of California, on August 8, 2008.

ADVANCED MEDICAL OPTICS, INC.

By: /s/ JAMES V. MAZZO

James V. Mazzo

Chairman of the Board and

Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below authorizes Aimee S. Weisner and Diane W. Biagianti, and either of them, with full power of substitution and resubstitution, his or her true and lawful attorneys-in-fact, for him or her in any and all capacities, to sign any amendments (including post-effective amendments or supplements) to this Registration Statement and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated and on the dates indicated.

Signature	Title	Date

/S/ JAMES V. MAZZO James V. Mazzo	Chairman of the Board, Chief Executive Officer, and Director (Principal Executive Officer)	August 8, 2008

/s/ MICHAEL J. LAMBERT Michael J. Lambert	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	August 8, 2008

/s/ ROBERT F. GALLAGHER Robert F. Gallagher	Senior Vice President, Chief Accounting Officer and Controller (Principal Accounting Officer)	August 8, 2008

/s/ CHRISTOPHER G. CHAVEZ Christopher G. Chavez	Director	August 8, 2008

/s/ ELIZABETH H. DÁVILA Elizabeth H. Dávila	Director	August 8, 2008

/s/ DANIEL J. HEINRICH Daniel J. Heinrich	Director	August 8, 2008

/s/ G. MASON MORFIT G. Mason Morfit	Director	August 8, 2008

/s/ MICHAEL A. MUSSALLEM Michael A. Mussallem	Director	August 5, 2008

/s/ ROBERT J. PALMISANO Robert J. Palmisano	Director	August 5, 2008

/s/ JAMES O. ROLLANS James O. Rollans	Presiding Director	August 4, 2008

SIGNATURE

The Plan. Pursuant to the requirements of the Securities Act, the Advanced Medical Optics, Inc. 401(k) Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Ana, State of California, on August 8, 2008.

ADVANCED MEDICAL OPTICS, INC. 401(K) PLAN

By:	Advanced Medical Optics, Inc. Corporate Benefits Committee, Plan Administrator

/s/ DIANE W. BIAGIANTI

Diane W. Biagianti

/s/ ROBERT F. GALLAGHER

Robert F. Gallagher

/s/ NICHOLAS TARANTINO

Nicholas Tarantino

EXHIBIT INDEX

	EXHIBIT	PAGE

3.1	Amended and Restated Certificate of Incorporation, as amended

4.1	Second Amendment to Advanced Medical Optics, Inc. 401(k) Plan (incorporated by reference to Exhibit 10.3 of Quarterly Report on Form 10-Q filed on November 6, 2003).

4.2	Third Amendment to Advanced Medical Optics, Inc. 401(k) Plan (incorporated by reference to Exhibit 10.9(d) of Annual Report on Form 10-K filed on March 14, 2006).

4.3	Fourth Amendment to Advanced Medical Optics, Inc. 401(k) Plan (incorporated by reference to Exhibit 10.9(e) of Annual Report on Form 10-K filed on March 1, 2007).

4.4	Fifth Amendment to Advanced Medical Optics, Inc. 401(k) Plan (incorporated by reference to Exhibit 10.1 of Quarterly Report on Form 10-Q filed on May 9, 2007).

4.5	First Amendment to Advanced Medical Optics, Inc. Executive Deferred Compensation Plan (incorporated by reference to Exhibit 10.4 of Quarterly Report on Form 10-Q filed on November 6, 2003).

5.1	Opinion of Diane W. Biagianti, General Counsel of Advanced Medical Optics, Inc.

23.1	Consent of PricewaterhouseCoopers LLP.

23.2	Consent of Diane W. Biagianti (included in Exhibit 5.1).

24.1	Power of Attorney (included in the signature page of this Registration Statement).